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                                 EXHIBIT 3(a)(1)
                                 ---------------

                            CERTIFICATE OF AMENDMENT
                             BY SHAREHOLDERS TO THE
                            ARTICLES OF INCORPORATION
                          OF PARK NATIONAL CORPORATION
                        AS FILED WITH THE OHIO SECRETARY
                           OF STATE ON APRIL 22, 1997


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                  [Seal of Ohio Secretary of State]
                  Prescribed by
                  BOB TAFT, Secretary of State       Charter No. 815582
                  30 East Broad Street, 14th Floor   Approved CR
                  Columbus, Ohio 43266-0418          Date: 4-22-97
                  Form SH-AMD (January 1991)         Fee   35 -
                                                     97042256301

                            CERTIFICATE OF AMENDMENT
               BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

--------------------------------------------------------------------------------
                            Park National Corporation
                              (Name of Corporation)

C. Daniel Delawder, who is:
------------------
[ ] Chairman of the Board  [X] President  [ ]  Vice President (Check One)
and
David C. Bowers, who is:  [X]  Secretary  [ ]  Assistant Secretary (Check One)
---------------

of the above name Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on April 21, 1997 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 86.3% of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

                    Please see Annex 1 for resolution adopted by shareholders to amend Article SIXTH of Articles of Incorporation

         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 21st day of April, 1997.

                                             By /s/ C. Daniel DeLawder
                                               --------------------------------
                                                C. Daniel DeLawder, President

                                             By /s/ David C. Bowers
                                               --------------------------------
                                                David C. Bowers, Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.


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                                     Annex 1
                                     -------

                  RESOLVED, that the Articles of Incorporation of Park National Corporation be, and the same hereby are, amended by deleting present Article SIXTH in its entirety and by substituting in its place new Article SIXTH in the following form:

                                  ARTICLE SIXTH
                                       OF
                          THE ARTICLES OF INCORPORATION
                                       OF
                            PARK NATIONAL CORPORATION

                  SIXTH: The holders of the shares of any class of the Corporation shall, upon the offering or sale of any shares of the Corporation of the same class, have the right, during a reasonable time and on reasonable terms fixed by the directors, to purchase such shares in proportion to their respective holdings of shares of such class at the price fixed for the sale of the shares, unless (A) the shares offered or sold are treasury shares; OR (B) the shares offered or sold are issued as a share dividend or distribution; OR (C) the shares are offered or sold in connection with any merger or consolidation to which the Corporation is a party or any acquisition of, or investment in, another corporation, partnership, proprietorship or other business entity or its assets by the Corporation, whether directly or indirectly, by any means whatsoever; OR (D) the shares are offered or sold pursuant to the terms of a stock option plan or employee benefit, compensation or incentive plan, which stock option plan or employee benefit, compensation or incentive plan is approved by the holders of three-fourths of the issued and outstanding shares of the Corporation; OR (E) the shares offered or sold are released from preemptive rights by the affirmative vote or written consent of the holders of two-thirds of the shares entitled to such preemptive rights.